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                                                                      EXHIBIT 12


                            WILLKIE FARR & GALLAGHER



September 11, 1998



The RBB Fund, Inc.
Bellevue Park Corporate Center
400 Bellevue Parkway
Suite 100
Wilmington, Delaware  19809

The Warburg, Pincus Funds Listed on Schedule A
466 Lexington Avenue
New York, New York  10017-3147

Ladies and Gentlemen:

You have asked us for our opinion concerning certain federal income tax consequences to (a) the BEA Funds listed on Schedule A attached hereto (each, a "BEA Fund" and, collectively, the "BEA Funds"), each a separate series of The RBB Fund, Inc. ("The RBB Fund"), (b) the Warburg, Pincus Funds listed on Schedule A (each, a "Warburg Fund" and, collectively, the "Warburg Funds") and
(c) holders of shares of common stock in each of the BEA Funds ("BEA Funds Shareholders") when the BEA Funds Shareholders receive Common and/or Institutional Class shares of each corresponding Warburg Fund in exchange for their interests in the BEA Funds pursuant to an acquisition by each of the Warburg Funds of all or substantially all of the assets of the corresponding BEA Fund in exchange for the shares of the Warburg Fund and the assumption by the Warburg Fund of liabilities of the BEA Fund (the "Reorganization"), all pursuant to an agreement and plan of reorganization.

We have reviewed such documents and materials as we have considered necessary for the purpose of rendering this opinion. In rendering this opinion, we have assumed that such documents as yet unexecuted will, when executed, conform in all material respects to the proposed forms of such documents that we have examined. In addition, we have assumed the genuineness of all signatures, the capacity of each party executing a document so to execute that document, the authenticity of all documents submitted to us as
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The RBB Fund, Inc.
September 11, 1998

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originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

We have made inquiry as to the underlying facts which we considered to be relevant to the conclusions set forth in this letter. The opinions expressed in this letter are based upon certain factual statements relating to the BEA Funds and the Warburg Funds set forth in the Registration Statements on Form N-14 (the "Registration Statements") filed by each of the Warburg Funds with the Securities and Exchange Commission and representations made in letters from The RBB Fund, on behalf of each BEA Fund, and each of the Warburg Funds addressed to us for our use in rendering this final opinion. We have no reason to believe that these representations and facts are not valid, but we have not attempted to verify independently any of these representations and facts, and this opinion is based upon the assumption that each of them is accurate. Capitalized terms used herein and not otherwise defined shall have the meaning given them in the Registration Statements.

The conclusions expressed herein are based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations issued thereunder, published rulings and procedures of the Internal Revenue Service and judicial decisions, all as in effect on the date of this letter.

Based upon the foregoing, it is our opinion that:

         (1) the transfer of all or substantially all of each BEA Fund's assets in exchange for the corresponding Warburg Fund's shares and the assumption by the Warburg Fund of certain liabilities of the BEA Fund will constitute a "reorganization" within the meaning of Section 368(a)(1)(F) of the Code, and each BEA Fund and corresponding Warburg Fund are each a "party to a reorganization" within the meaning of Section 368(b) of the Code;

         (2) no gain or loss will be recognized by any Warburg Fund upon the receipt of the assets of the corresponding BEA Fund solely in exchange for the Warburg Fund's shares and assumption by the Warburg Fund of certain liabilities of the corresponding BEA Fund;

         (3) no gain or loss will be recognized by any BEA Fund upon the transfer of its assets to the corresponding Warburg Fund in exchange for the Warburg Fund's shares and the assumption by the Warburg Fund of certain liabilities of the BEA Fund or upon the distribution (whether actual or constructive) of the Warburg Fund's shares to the BEA Fund's shareholders in exchange for their shares of the BEA Fund;
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The RBB Fund, Inc.
September 11, 1998

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         (4) no gain or loss will be recognized by any BEA Fund's shareholder upon the exchange of its shares for the corresponding Warburg Fund's shares and the assumption by the Warburg Fund of certain liabilities of the BEA Fund;

         (5) the aggregate tax basis of the shares of the Warburg Fund received by each shareholder of a BEA Fund pursuant to the Reorganization will be the same as the aggregate tax basis of the shares of the BEA Fund surrendered therefor, and the holding period of those shares of the Warburg Fund will include the period during which the shares of the BEA Fund exchanged therefor were held by such shareholder (provided the shares of the BEA Fund were held as capital assets on the date of the Reorganization); and

         (6) the tax basis to the Warburg Fund of the corresponding BEA Fund's assets acquired by the Warburg Fund will be the same as the tax basis of such assets to the BEA Fund immediately prior to the Reorganization, and the holding period of those assets in the hands of the Warburg Fund will include the period during which those assets were held by the BEA Fund.

Very truly yours,

/s/Willkie Farr & Gallagher
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                                                                      SCHEDULE A



            BEA Fund                                                    Warburg, Pincus Fund
            --------                                                    --------------------

BEA International Equity Fund                                 Warburg, Pincus International Growth Fund, Inc.
   Institutional Shares                                          Institutional Shares
   Advisor Shares                                                Common Shares


BEA Emerging Markets Equity Fund                              Warburg, Pincus Emerging Markets II Fund, Inc.
   Institutional Shares                                          Institutional Shares
   Advisor Shares                                                Common Shares


BEA U.S. Core Equity Fund                                     Warburg, Pincus U.S. Core Equity Fund, Inc.
   Institutional Shares                                          Institutional Shares


BEA U.S. Core Fixed Income Fund                               Warburg, Pincus U.S. Core Fixed Income Fund, Inc.
   Institutional Shares                                          Institutional Shares


BEA Strategic Global Fixed Income Fund                        Warburg, Pincus Strategic Global Fixed Income Fund,
   Institutional Shares                                       Inc.
                                                                 Institutional Shares

BEA High Yield Fund                                           Warburg, Pincus High Yield Fund, Inc.
                                                                 Institutional Shares
   Institutional Shares                                          Common Shares
   Advisor Shares


BEA Municipal Bond Fund                                       Warburg, Pincus Municipal Bond Fund, Inc.
   Institutional Shares                                          Institutional Shares


BEA Global Telecommunications Fund                            Warburg, Pincus Global Telecommunications Fund, Inc.
   Advisor Shares                                                Common Shares

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
                          BEA Fund                                             Warburg, Pincus Fund
                          --------                                             --------------------

BEA Long-Short Market Neutral Fund                            Warburg, Pincus Long-Short Market Neutral Fund, Inc.
  Institutional Shares                                           Institutional Shares
   Advisor Shares                                                Common Shares


BEA Long-Short Equity Fund                                    Warburg, Pincus Long-Short Equity Fund, Inc.
   Institutional Shares                                          Institutional Shares
   Advisor Shares                                                Common Shares


BEA Select Economic Value Equity                              Warburg, Pincus Select Economic Value Equity Fund, Inc.
Fund                                                             Institutional Shares
   Institutional Shares                                          Common Shares
   Advisor Shares